Example Template : 77O
DWS CAPITAL GROWTH VIP
N-Sar January 1 2011 - June 30, 2011

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares
Purch
by
Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
NIELSEN HOLDINGS
NL0009538479
1/25/2011
1,571,429,000
23.00

19,365
0.03%

CITI, CS,
DB, GS,
JPM, MS,
BOA, BLAY,
GUGG,
HSBC,
LOOP,MIZS,
SAM,
WELLS,
BLAIR,
NLSN


Example Template : 77O
DWS Global Small Cap Growth VIP
N-Sar January 1 2011 - June 30, 2011

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt
of
shares
Purch
by
Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
HOME AWAY, INC.
43739Q100
6/28/2011
216,000,000
27.00

847
0.01%

DB, GS,
JPM,
MS
MS

Example Template : 77O
DWS BOND VIP
N-Sar January 1 2011 - June 30, 2011

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares
Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
BEST BUY CO INC
086516AL5
3/8/2011
650,000,000
99.70

750,000
0.12%

CS, JPM, ML,
UBS, CITI,
WELLS, BCLY,
BBVA, DB,
FIFTH THIRD,
GS, HSBC,
MITSUBISHI
UFJ, MS, RBC,
CS
WELLS FARGO & COMPANY
94974BEV8
3/22/2011
2,500,000,000
99.79

585,000
0.02%

WELLS, BCLY,
BLAY,
CASTLEOAK,
DB, GS, HSBC,
JPM,
LEBENTHAL,
LLOYDS, LOOP,
MS, NABSEC,
RBC, TD, BLAIR
WACH
ALTRIA GROUP INC
02209SAL7
5/2/2011
1,500,000,000
99.58

240,000
0.02%

CITI, GS, RBS,
BRCLY,
CASOAK, CS,
DB, HSBC, JPM,
LOOPCM, MS,
SANTAN,
SCOTIA, WFS
GS
CVS CAREMARK CORP
126650BX7
5/9/2011
1,500,000,000
98.33

245,000
0.02%

BRCLY,
BNYMEL, JPM,
MLPFS, WFS,
DB, MS, RBS,
SUNRHI, USBI,
FTSEC,
KEYBCM, MIZ,
RBC, SMBNIK
BRCLY